                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                           AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     April 30, 1999

                                Mobile Mini, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                      1-12804               86-0748362
 (State or other jurisdiction of        (Commission           (IRS Employer
         incorporation)                File Number)         Identification No.)



          1834 West 3rd Street
             Tempe, Arizona                                          85281
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code           (480) 894-6311





-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Mobile Mini, Inc., a Delaware Corporation, hereby amends its report on Form 8-K dated April 30, 1999 to include in Item 7 thereof the following:

                                                                                     Page
                                                                                     ----
Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired

                  National Security Containers, LLC

                  i)       Report of Independent Public Accountants                     4

                  ii)      Balance Sheets as of December 31, 1998 (Audited) and
                           March 31, 1999 (Unaudited)                                   5

                  iii)     Statements of Operations for the period from
                           inception (March 24, 1998) to December 31, 1998
                           (Audited) and the three months ended March 31, 1999          6
                           (Unaudited)

                  iv)      Statements of Member's Equity                                7

                  v)       Statements of Cash Flows for the period from
                           inception (March 24, 1998) to December 31, 1998
                           (Audited) and the three months ended March 31, 1999          8
                           (Unaudited)

                  vi)      Notes to Financial Statements                                9

         (b)      Pro Forma Financial Information (Unaudited)

                  Mobile Mini, Inc. Unaudited Pro Forma Financial Statements

                  i)       Introduction to Unaudited Pro Forma Consolidated
                           Financial Statements                                         17

                  ii)      Unaudited Pro Forma Consolidated Balance Sheet as of
                           March 31, 1999                                               18

                  iii)     Pro Forma Statement of Operations for twelve months
                           ended December 31, 1998                                      19

                  iv)      Pro Forma Consolidated Statement of Operations for
                           the three months ended March 31, 1999                        20

                  v)       Notes to Unaudited Pro Forma Consolidated Statements         21

                  NATIONAL SECURITY CONTAINERS, LLC

                  FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1998
                  TOGETHER WITH REPORT OF
                  INDEPENDENT PUBLIC ACCOUNTANTS

                             [ARTHUR ANDERSEN LOGO]


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To National Security Containers, LLC:


We have audited the accompanying balance sheet of NATIONAL SECURITY CONTAINERS, LLC (an Arizona corporation) as of December 31, 1998, and the related statements of operations, member's equity and cash flows for the period from inception (March 24, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Security Containers, LLC as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (March 24, 1998) to December 31, 1998, in conformity with generally accepted accounting principles.



                                                     ARTHUR ANDERSEN LLP


Phoenix, Arizona,
   April 19, 1999.

                       NATIONAL SECURITY CONTAINERS, LLC
                                 BALANCE SHEETS

                                                                          December 31, 1998   March 31, 1999
                                                                          -----------------   --------------
                                                                                              (Unaudited)
                     ASSETS
CASH AND CASH EQUIVALENTS                                                  $   824,722        $ 1,282,242

RECEIVABLES, net of allowance for doubtful accounts of $895,000 and
$1,085,000, respectively                                                     1,602,117          1,263,337

INVENTORIES                                                                     82,943             94,784

PORTABLE STORAGE UNIT LEASE FLEET, net of accumulated depreciation
of $271,157 and $360,289,  respectively                                      9,358,115          9,546,066

VEHICLES AND EQUIPMENT, net of accumulated depreciation
of $183,881 and $237,851, respectively                                         890,039          1,037,869

DEPOSITS AND PREPAID EXPENSES                                                  195,091            427,062
                                                                           -----------        -----------
                  Total assets                                             $12,953,027        $13,651,360
                                                                           ===========        ===========

             LIABILITIES AND MEMBER'S EQUITY

ACCOUNTS PAYABLE                                                           $    58,873        $   292,823

ACCRUED LIABILITIES                                                          1,098,276          1,066,645

NOTE PAYABLE TO RELATED PARTY                                                4,500,000          4,500,000

OBLIGATIONS UNDER CAPITAL LEASES                                               512,051            670,886
                                                                           -----------        -----------
                  Total liabilities                                          6,169,200          6,530,354

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY:
   Member's equity                                                           5,295,100          5,295,100
   Retained earnings                                                         1,488,727          1,825,906
                                                                           -----------        -----------

                  Total member's equity                                      6,783,827          7,121,006
                                                                           -----------        -----------

                  Total liabilities and member's equity                    $12,953,027        $13,651,360
                                                                           ===========        ===========



      The accompanying notes are an integral part of these balance sheets.

                        NATIONAL SECURITY CONTAINERS, LLC
                            STATEMENTS OF OPERATIONS

                                                    From Inception
                                                  (March 24, 1998) to   Three months ended
                                                   December 31, 1998      March 31, 1999
                                                   -----------------    ------------------
                                                                          (Unaudited)
REVENUES:
   Leasing                                            $ 5,544,572         $ 1,725,542
   Sales                                                1,651,889             409,414
                                                      -----------         -----------


                  Total revenues                        7,196,461           2,134,956
                                                      -----------         -----------


COSTS AND EXPENSES:
   Cost of sales                                        1,056,768             277,714
   Leasing, selling and general expenses                3,876,427           1,269,817
   Depreciation                                           455,038             164,376
   Organization costs                                      60,000                  --
                                                      -----------         -----------
                  Total costs and expenses              5,448,233           1,711,907
                                                      -----------         -----------


INCOME FROM OPERATIONS                                  1,748,228             423,049
                                                      -----------         -----------


OTHER INCOME (EXPENSE):
   Interest income                                         71,389              21,193
   Interest expense                                      (330,890)           (107,063)
                                                      -----------         -----------


                  Total other income (expense)           (259,501)            (85,870)
                                                      -----------         -----------


NET INCOME                                            $ 1,488,727         $   337,179
                                                      ===========         ===========

        The accompanying notes are an integral part of these statements.

                        NATIONAL SECURITY CONTAINERS, LLC
                          STATEMENTS OF MEMBER'S EQUITY

INCEPTION, March 24, 1998                  $       100
   Contributions                             9,795,000
   Distribution payable                     (4,500,000)
   Net income                                1,488,727
                                           -----------

BALANCE, December 31, 1998                   6,783,827

   Net income (Unaudited)                      337,179
                                           -----------
BALANCE, March 31, 1999 (Unaudited)        $ 7,121,006
                                           ===========

        The accompanying notes are an integral part of these statements.

                        NATIONAL SECURITY CONTAINERS, LLC
                            STATEMENTS OF CASH FLOWS

                                                                                  From Inception
                                                                                (March 24, 1998) to         Three months ended
                                                                                 December 31, 1998             March 31, 1999
                                                                                 -----------------             --------------
                                                                                                               (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                     $  1,488,727                $    337,179
   Adjustments to reconcile net income to net cash provided by operating activities
       Depreciation                                                                    455,038                     164,376
       Provision for trade receivables                                                 171,149                      34,191
       Change in assets and liabilities, net of business acquired:
         Trade receivables                                                             171,893                     130,105
         Notes receivable                                                              130,957                      37,308
         Due from related party                                                       (147,161)                    (82,022)
         Other receivables                                                             (12,447)                    219,197
         Inventories                                                                   (82,944)                    (11,841)
         Deposits and prepaid expenses                                                (195,091)                   (231,971)
         Accounts payable                                                              (20,988)                    233,950
         Accrued liabilities                                                            64,796                     (21,767)
         Customer deposits                                                              12,375                       7,801
         Deferred revenue                                                              108,299                     (17,664)
                                                                                  ------------                ------------
                Net cash provided by operating activities                            2,144,603                     798,842
                                                                                  ------------                ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Cash paid for business acquired                                                  (9,408,000)                         --
   Purchases of vehicles and equipment                                                (561,530)                    (40,078)
   Purchases of portable storage units, net                                         (1,098,245)                   (282,616)
                                                                                  ------------                ------------
                Net cash used in investing activities                              (11,067,775)                   (322,694)
                                                                                  ------------                ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on capital leases                                                (47,206)                    (18,628)
   Member contribution                                                               9,795,100                          --
                                                                                  ------------                ------------

                Net cash provided by (used in) financing activities                  9,747,894                     (18,628)
                                                                                  ------------                ------------

INCREASE IN CASH AND CASH EQUIVALENTS                                                  824,722                     457,520

CASH AND CASH EQUIVALENTS, beginning of period                                              --                     824,722
                                                                                  ------------                ------------
CASH AND CASH EQUIVALENTS, end of period                                          $    824,722                $  1,282,242
                                                                                  ============                ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                         $     21,888
                                                                                  ============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
   The Company incurred approximately $200,000 of obligations under capital leases in connection with lease agreements for equipment in 1998.

        The accompanying notes are an integral part of these statements.

                        NATIONAL SECURITY CONTAINERS, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

(1)   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

         NATURE OF BUSINESS

National Security Containers, LLC (the Company) was formed in Arizona on March 24, 1998, by G-98, LLP, the Company's sole member (the Member). The Company commenced operations on April 9, 1998, after acquiring certain assets from National Security Containers, Inc. (National) and TEP-98, LP (TEP).

On April 9, 1998, the Company acquired the operations of National for $8,925,000 cash plus the assumption of certain liabilities (Note 2). In addition, on April 10, 1998, the Company purchased certain assets from TEP, a company related through common ownership. These assets consisted of inventory, prepaid advertising, office and yard equipment, and vehicles at branch locations. The Company purchased these assets for approximately $663,000.

The Company acquires and refurbishes modular buildings and used ocean-going shipping containers for lease primarily in Arizona, Colorado, Louisiana, Tennessee and Texas. In addition to its leasing operations, the Company sells portable storage units.

The Company's ability to obtain used containers for its lease fleet is subject in large part to the availability of these containers in the market. This is in part subject to international trade issues and the demand for containers in the ocean cargo shipping business. Should there be a shortage in supply of used containers, the Company may not be able to obtain containers at acceptable rates. Should there be an overabundance of these used containers available, it is likely that prices would fall. This could result in a reduction in the lease rates the Company could obtain from its portable storage unit leasing operations. These events could materially impact the Company's growth and ability to fund ongoing operations.

A summary of the Company's significant accounting policies follows.

         INTERIM FINANCIAL INFORMATION

The unaudited interim financial statements as of March 31, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999.

         CASH AND CASH EQUIVALENTS

The Company classifies as cash and cash equivalents amounts on deposit in banks and cash invested temporarily in various instruments with maturities of three months or less at the time of purchase.

         OTHER RECEIVABLES

Other receivables consist of approximately $219,000 due from National related to the final settlement of the purchase of assets. Subsequent to December 31, 1998, these receivables were collected.

         INVENTORIES

Inventories consist primarily of raw material used for refurbishing portable storage containers. These inventories are valued at the lower of cost (first-in, first-out) or market.

         NOTES RECEIVABLE

As part of the purchase of operations from National (see Note 2), the Company acquired certain notes receivable for portable storage containers. These notes receivable are due in monthly installments for periods ranging from three to seven years and mature through the year 2001. The notes are secured by the portable storage containers and bear interest ranging from 10% to 19% per annum.

Future maturities of notes receivable as of December 31, 1998, are as follows:

                  1999                           $   105,817
                  2000                               106,472
                  2001                                41,766
                                                 -----------
                                                 $   254,055
                                                 ===========

         PORTABLE STORAGE UNIT LEASE FLEET

The Company has a portable storage unit lease fleet consisting of refurbished or purchased containers and modular buildings that are leased to customers under short-term operating lease agreements with varying terms. Depreciation is provided using the straight-line method over the portable storage units estimated useful lives of 20 years for steel containers and 10 years for modular buildings with salvage values estimated at 20% of cost. In the opinion of management, estimated salvage values do not cause carrying values to exceed net realizable value. Normal repairs and maintenance to the portable storage units are expensed as incurred.

         VEHICLES AND EQUIPMENT

Vehicles and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method over the shorter of the lease terms or the assets' estimated useful lives. Normal repairs and maintenance to vehicles and equipment are expensed as incurred.

Vehicles and equipment at December 31 consist of the following:

                                             Estimated
                                              Useful
                                               Life
                                             in Years              1998
                                             --------         --------------
       Vehicles and equipment                    3-8.5        $     986,920
       Office fixtures and equipment                 3               87,000
                                                              -------------
                                                                  1,073,920
       Less - accumulated depreciation                             (183,881)
                                                              -------------
                                                              $     890,039
                                                              =============

The Company acquired vehicles of approximately $200,000 under capital leases during the period ended December 31, 1998.

The Company held vehicles with a net carrying value of approximately $452,000 at December 31, 1998, under capital lease agreements. Accumulated depreciation on these assets totaled approximately $60,000 at December 31, 1998.

         REVENUE RECOGNITION

The Company recognizes revenue from sales of containers upon delivery. Revenue generated under container leases is recognized on a straight-line basis over the term of the related lease. Accordingly, unearned leasing revenue at December 31, 1998, of $232,000 is recorded in deferred revenue in the accompanying balance sheet. Revenue for container delivery, pick-up and hauling charges is recognized as these related services are provided.

         DEFERRED REVENUE

Included in deferred revenue in the accompanying balance sheet are prepayments for portable storage container pickup charges totaling approximately $346,000 for the period ended December 31, 1998.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the

Company could realize in a current market exchange. The carrying amounts of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these instruments.

The notes receivable and obligations under capital leases approximate fair value as rates on these instruments approximate market rates currently available for instruments with similar terms and remaining maturities.

It is not practical to estimate fair value of note payable to related party and due from related party as the agreements are between related parties.

         USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards (SFAS) No. 105, consist primarily of cash and receivables. Concentration of credit risk with respect to receivables is limited due to the large number of customers spread over a large geographic area in many industry segments. The Company's receivables related to its sales operations are generally secured by the related product sold to the customer. The Company's receivables related to its leasing operations are primarily small month-to-month amounts generated from offsite customers. The Company has the right to repossess the storage unit, including any customer goods, for nonpayment.

The Company maintains amounts on deposit in financial institutions in excess of federal deposit insurance limits.

         INCOME TAXES

The Company, with the consent of the Member, is a limited liability company which qualifies for tax treatment as a partnership for federal and state income tax purposes. As a result, the Company's results of operations are included in the income tax returns of the Member. Therefore, the accompanying financial statements do not include any provisions for income taxes.

         LONG-LIVED ASSETS

The Company periodically evaluates the carrying value of long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Under SFAS No. 121, long-lived assets and certain identifiable intangible assets to be held and used in operations are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows is less than the carrying amount of the long-lived assets being evaluated.

         RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENT

During 1998, the Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which established revised standards for the reporting of financial and descriptive information about operating segments in financial statements.

The Company has determined that it has one reportable operating segment. Although the Company has eight operating segments which are managed based on the regions of the United States in which each operates, each segment has similar economic characteristics. Each regional operating segment leases and sells portable storage units to similar classes of businesses and consumers in the general geographic area of each branch. In addition, each segment exhibits similar financial performance. As a result of the foregoing, the Company has determined that it is appropriate to aggregate its operating segments into one reportable segment consistent with the guidance in SFAS No. 131. Accordingly, the Company has not presented separate financial information for each of its operating segments as the Company's financial statements present its one reportable segment.

(2)   ACQUISITIONS:

         NATIONAL SECURITY CONTAINERS, INC.

On April 9, 1998, the Company acquired certain assets from and assumed certain liabilities of National. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board (APB) Opinion No. 16, and accordingly, the purchased assets and assumed liabilities were recorded at their estimated fair values at the date of acquisition. The accompanying financial statements include the operations of the acquired company from the date of acquisition. The aggregate cost of the National acquisition consisted of $8,925,000 in cash and assumption of liabilities and acquisition costs of $1,353,000.

The Company allocated the aggregate cost of the acquisition as follows:

         Accounts receivable                    $    1,050,000
         Notes receivable                              385,000
         Portable storage units                      8,531,000
         Vehicles                                      312,000
                                                --------------
                                                $   10,278,000
                                                ==============

(3)   NOTE PAYABLE TO RELATED PARTY:

The Company has a note payable to the Member of $4,500,000 for a distribution payable to its Member. The note is due April 7, 2003 and bears interest at a rate of 8% per annum with interest payments due monthly starting April 1999. Accrued interest of approximately $262,000 related to this note is included in accrued liabilities in the accompanying balance sheet.

(4)   RELATED PARTY TRANSACTIONS:

On April 10, 1998, the Company entered into a service agreement with TEP. The agreement ends April 2001 and renews automatically each year thereafter unless canceled by either party with written notice. The Company provides sales, marketing, customer service, maintenance and service of TEP's facilities and trailer inventory and general administrative services. Under this agreement, the Company is to receive a reimbursement for costs incurred to perform these functions. Amounts received under this agreement totaled $125,000 for the period ended December 31, 1998, which has been reflected as an offset to leasing, selling and general expenses on the accompanying statement of operations. In addition, TEP reimburses the Company for direct expenses paid on TEP's behalf. The Company has a receivable of approximately $147,000 at December 31, 1998, for such expenses and is included in due from related party in the accompanying balance sheet.

TEP owes the Company $275,000 for the purchase of assets from National that the Company paid on TEP's behalf during 1998. The amount is included in due from related party in the accompanying balance sheet.

(5)   COMMITMENTS AND CONTINGENCIES:

         OBLIGATIONS UNDER CAPITAL LEASES

The Company leases certain equipment under capital leases expiring through 2005. These leases have been capitalized using interest rates ranging from approximately 12% to 17%. The leases are secured by the equipment under lease. These lease agreements require monthly payments of interest and principal of approximately $1,000 per lease.

Future maturities under capital lease obligations, as of December 31, 1998, are as follows:

                  1999                                      $   152,203
                  2000                                          152,203
                  2001                                          135,187
                  2002                                          126,679
                  2003                                           68,965
                  Thereafter                                     88,068
                                                            -----------
                  Total minimum lease payments                  723,305

                  Less - amount representing interest          (211,254)
                                                            ------------
                                                            $   512,051
                                                            ===========

         OPERATING LEASES

The Company leases its branch locations in Arizona, Colorado, Tennessee and Texas under noncancelable operating leases which have varying monthly payments and have expiration dates through 2002. The Company leases it Phoenix, Arizona, facility on a month-to-month basis requiring monthly payments of $3,300. The Company also leases certain equipment under noncancelable operating leases. These leases require varying monthly payments and have expiration dates through 2002.

Following is a schedule of future minimum lease payments required under noncancelable operating leases as of December 31, 1998:

                  1999                     $   324,000
                  2000                         291,000
                  2001                         130,000
                  2002                          28,000
                                           -----------
                                           $   773,000
                                           ===========

Rental expense totaled approximately $364,000 for the period ended December 31, 1998.

         DEALER AGREEMENTS

The Company has dealers in Oklahoma and Arkansas. Under the dealer agreements, the Company sells portable storage containers to the dealers who lease or resell the containers to customers in these markets. The agreements also allow for the dealers to lease portable storage containers under the Company's name. The agreements automatically renew each October, unless canceled by either party with written notice.

         401(k) PLAN

The Company has a qualified 401(k) plan (the Plan) covering substantially all its employees. All full-time employees who have completed 60 days of service are eligible to participate in the Plan. Employees may defer up to 15% of their compensation, not to exceed $10,000 per year. All employee contributions are 100% vested. The Company matches 25% of employee contributions up to 6%.

Participants vest in Company contributions as follows:

                            Year of            Percentage
                            Service              Vested
                            -------              ------
                               1                     0%
                               2                 33.33
                               3                 66.66
                               4                   100

The Company's matching contribution was approximately $3,000 for the period ended December 31, 1998.

         LITIGATION

In the normal course of its business, the Company is subject to certain legal proceedings and claims that arise in the conduct of its business. In management's opinion, the amount of liability, if any, as a result of these claims and proceedings is not likely to have a material effect on the financial condition or results of operations of the Company.

(6)   OPERATING AGREEMENT:

The Company operates under an operating agreement, which was entered into by its original contributing Member on March 24, 1998. The Member made capital contributions of $9,795,100. The Company registered in Arizona as a limited liability company to acquire and refurbish modular buildings and used ocean-going shipping containers for sale and lease.

The Company is managed by a manager (Manager) appointed by the Member. Management of the Company and its business and affairs is vested solely in the Manager and all decisions and actions concerning the Company and its affairs shall be made or taken by the Manager.

No member shall withdraw any capital contributions or any money or other property from the Company without the consent of the Manager. Distributions of accumulated profits may be made in proportion to each member's percentage interest at such times and in such amounts as determined by the Manager.

The Company shall continue until such time of dissolution. Dissolution will occur upon the following: December 31, 2050, unless extended by the consent of the Member; the sale of all or substantially all of the Company's assets; the election by a majority in interest of the Member to dissolve the Company.

(7)   SUBSEQUENT EVENT:

In April 1999, the Company entered into an agreement to sell substantially all of its assets to Mobile Mini, Inc. for total consideration of $25.5 million. The closing of the transaction is subject to a number of conditions but is expected to close before the end of April 1999.

                                MOBILE MINI, INC.

                       INTRODUCTION TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

The following Consolidated Balance Sheet, on a pro forma basis, as of March 31, 1999 assumes the completion of the Company's acquisition of National Security Containers, L.L.C. (NSC) as of March 31, 1999. The Consolidated Statements of Operations, on a pro forma basis, for the fiscal year ended December 31, 1998 and the three months ended March 31, 1999, give effect to the business combination involving Mobile Mini, Inc. and National Security Containers, L.L.C. as if the combination occurred at the beginning of each of those periods.
Such combination was accounted for as a purchase in accordance with Accounting Principles Board (APB) Opinion No. 16, and accordingly, the purchased assets and assumed liabilities have been recorded at their estimated fair values in the proforma as adjusted financial statements.

Certain items affecting the purchase price and its allocation are preliminary. Under the terms of the Purchase Agreement with NSC, there are certain contractual adjustments which will be measured and the purchase allocation and the purchase price could be adjusted accordingly. No adjustments will be required unless the aggregate amount exceeds $100,000. The Consolidated Financial Statements, on a pro forma basis, presented herein, do not reflect any adjustments related to the contractual adjustment agreement, as none have been identified to date.

The following information does not purport to present the combined financial position or combined results of operations of Mobile Mini, Inc. and National Security Containers, L.L.C. had the acquisition and the other events assumed therein occurred on the dates specified, nor is it necessarily indicative of the results of operations as they may be in the future or as they may have been had the acquisition and such other events been consummated on the dates shown. The Consolidated Financial Statements, on a pro forma basis, are based on certain assumptions and adjustments described in the related Notes to Proforma Consolidated Financial Statements and should be read in conjunction with the Purchase Agreement and the audited historical financial statements and notes thereto of Mobile Mini, Inc and National Security Containers, L.L.C.

                                MOBILE MINI, INC.
                                  BALANCE SHEET
                                 MARCH 31, 1999

                                                        Mobile Mini, Inc.     National Security      Pro Forma          Pro Forma
                                                          Consolidated        Containers L.L.P.     Adjustments        As Adjusted
                                                        -----------------     -----------------  ------------------   --------------
                        ASSETS
CASH AND CASH EQUIVALENTS                               $      1,048,031      $     1,282,242    $  (18,265,321)(a)   $   2,330,273
                                                                                                     18,265,321 (b)
RECEIVABLES, net                                               5,727,082            1,263,338             --              6,990,420
INVENTORIES                                                   10,413,737               94,784             --             10,508,521
PORTABLE STORAGE UNIT LEASE FLEET, net                        79,984,932            9,546,066         3,996,937 (c)      93,527,935
VEHICLES AND EQUIPMENT, net                                   20,829,331            1,037,869           (65,392)(d)      21,801,808
DEPOSITS AND PREPAID EXPENSES                                    586,682              427,062           250,000 (e)       1,263,744
OTHER ASSETS                                                   3,155,272               --            10,462,770 (f)      13,618,042
                                                        ----------------      ---------------    --------------       -------------
         Total assets                                   $    121,745,067      $    13,651,361    $   14,644,315       $ 150,040,743
                                                        ================      ===============    ==============       =============

         LIABILITIES AND STOCKHOLDERS EQUITY

LIABILITIES:
ACCOUNTS PAYABLE                                        $      3,230,183      $       292,823    $        --          $   3,523,006
ACCRUED LIABILITIES                                            3,213,017            1,066,646             --              4,279,663
LINE OF CREDIT                                                61,348,826               --            18,265,321 (b)      79,614,147
NOTES PAYABLE                                                  4,402,453               --                 --              4,402,453
NOTE PAYABLE TO RELATED PARTY                                     --                4,500,000        (4,500,000)(g)          --
OBLIGATIONS UNDER CAPITAL LEASES                               2,125,910              670,886             --              2,796,796
SUBORDINATED NOTES, net                                        6,713,079               --                 --              6,713,079
DEFERRED INCOME TAXES                                          8,889,826               --                 --              8,889,826
                                                        ----------------      ---------------    --------------       -------------
         Total liabilities                                    89,923,294            6,530,355        13,765,321         110,218,970
                                                        ----------------      ---------------    --------------       -------------

REDEEMABLE PREFERRED STOCK
  Series B Redeemable preferred stock; $0.01 par
    value 5,000,000 shares issued and outstanding                 --                   --             8,000,000 (h)       8,000,000
                                                        ----------------      ---------------    --------------       -------------
         Total Redeemable Preferred Stock                         --                   --             8,000,000           8,000,000
                                                        ----------------      ---------------    --------------       -------------

STOCKHOLDERS EQUITY:
COMMON STOCK                                                      81,704               --                 --                 81,704
ADDITIONAL PAID IN CAPITAL                                    23,191,803            5,295,100        (5,295,100)(i)      23,191,803
RETAINED EARNINGS                                              8,548,266            1,825,906        (1,825,906)(i)       8,548,266
                                                        ----------------      ---------------    --------------       -------------
         Total stockholders equity                            31,821,773            7,121,006        (7,121,006)         31,821,773
                                                        ----------------      ---------------    --------------       -------------
         Total liabilities and stockholders equity      $    121,745,067      $    13,651,361    $   14,644,315       $ 150,040,743
                                                        ================      ===============    ==============       =============

                                MOBILE MINI, INC.
                             STATEMENT OF OPERATIONS

                                                                           National Security
                                                     Mobile Mini, Inc.     Containers L.L.P.
                                                       Consolidated          From Inception
                                                    For the year ended    (March 24, 1998) to        Pro Forma         Pro Forma
                                                     December 31, 1998     December 31, 1998        Adjustments       as Adjusted
                                                     -----------------     -----------------        -----------       -----------
REVENUES:
  Leasing                                            $      36,461,050    $       5,544,572        $      --        $  42,005,622
  Sales                                                     15,623,088            1,651,889               --           17,274,977
  Other                                                        592,393                --                  --              592,393
                                                     -----------------     ----------------         -----------      ------------
                                                            52,676,531            7,196,461               --           59,872,992

COSTS AND EXPENSES:
  Cost of sales                                             10,729,988            1,056,768               --           11,786,756
  Leasing, selling and general expenses                     25,724,193            3,876,427              37,500 (a)    29,638,120
  Depreciation and amortization                              2,884,007              455,038             100,531 (b)     3,753,459
                                                                                                        313,883 (c)
  Organization Costs                                             --                  60,000               --               60,000
                                                     -----------------     ----------------         -----------      ------------
  INCOME FROM OPERATIONS                                    13,338,343            1,748,228            (451,914)       14,634,657

OTHER INCOME (EXPENSE):
  Interest income                                               31,274               71,389               --              102,663
  Interest expense                                          (5,896,339)            (330,890)           (657,346)(d)    (6,884,575)
                                                     -----------------     ----------------         -----------      ------------
  INCOME BEFORE PROVISION FOR INCOME TAXES                   7,473,278            1,488,727          (1,109,260)        7,852,745

  PROVISION FOR INCOME TAXES                                 2,989,311                --                151,787 (e)     3,141,098
                                                     -----------------     ----------------         -----------      ------------

NET INCOME (LOSS)                                            4,483,967            1,488,727          (1,261,047)        4,711,647

PREFERRED STOCK DIVIDEND                                         --                   --                440,000 (f)       440,000
                                                     -----------------     ----------------         -----------      ------------

NET INCOME (LOSS) AVAILABLE TO COMMON
  SHAREHOLDERS                                       $       4,483,967     $      1,488,727         $(1,701,047)      $ 4,271,647
                                                     =================     ================         ===========       ===========

EARNINGS PER SHARE:
  Basic                                              $            0.57                                                $      0.54
                                                     =================                                                ===========
  Diluted                                            $            0.53                                                $      0.51
                                                     =================                                                ===========

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  SHARE EQUIVALENTS OUTSTANDING:
  Basic                                                       7,839,623                                                 7,839,623
                                                     ==================                                               ===========
  Diluted                                                     8,417,168                                                 8,417,168
                                                     ==================                                               ===========

                                MOBILE MINI, INC.
                             STATEMENT OF OPERATIONS
                        Three Months Ended March 31, 1999

                                                             Mobile Mini, Inc.   National Security      Pro Forma        Pro Forma
                                                               Consolidated      Containers L.L.P.     Adjustments      As Adjusted
                                                              --------------      --------------       -----------      -----------
REVENUES:
  Leasing                                                     $   10,008,359      $    1,725,542           --           $11,733,901
  Sales                                                            3,023,384             409,414           --             3,432,798
  Other                                                              135,405               --              --               135,405
                                                              --------------      --------------       ---------        -----------
                                                                  13,167,148           2,134,956           --            15,302,104

COSTS AND EXPENSES:
  Cost of sales                                                    1,980,206             277,714           --             2,257,920
  Leasing, selling and general expenses                            6,610,887           1,269,817          12,500 (a)      7,893,204
  Depreciation and amortization                                      808,471             164,376          33,510 (b)      1,110,985
                                                                                                         104,628 (c)
                                                              --------------      --------------       ---------        -----------
  INCOME FROM OPERATIONS                                           3,767,584             423,049        (150,638)         4,039,995

OTHER INCOME (EXPENSE):
  Interest income                                                      4,303              21,193           --                25,496
  Interest expense                                                (1,586,773)           (107,063)       (222,349)(d)     (1,916,185)
                                                              --------------      --------------       ---------        -----------
  INCOME BEFORE PROVISION FOR INCOME TAXES                         2,185,114             337,179        (372,987)         2,149,306

PROVISION FOR INCOME TAXES                                           874,046               --            (14,323)(e)        859,723
                                                              --------------      --------------       ---------        -----------

NET INCOME (LOSS)                                                  1,311,068             337,179        (358,664)         1,289,583

PREFERRED STOCK DIVIDEND                                               --                  --            100,000 (f)        100,000
                                                              --------------      --------------       ---------        -----------

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS            $    1,311,068      $      337,179       $(458,664)       $ 1,189,583
                                                              ==============      ==============       =========        ===========

EARNINGS PER SHARE:
  Basic                                                       $         0.16                                            $      0.15
                                                              ==============                                            ===========
  Diluted                                                     $         0.15                                            $      0.14
                                                              ==============                                            ===========

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON SHARE
  EQUIVALENTS OUTSTANDING:
  Basic                                                            8,151,426                                               8,151,426
                                                              ==============                                            ============
  Diluted                                                          8,627,473                                               8,627,473
                                                              ==============                                            ============

                                MOBILE MINI, INC.
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                  BALANCE SHEET
                                 (in thousands)

The total cost of the acquisition was made up of the following:

         Cash                                                  $17,500
         Mandatorily redeemable preferred stock                  8,000
         Other acquisition costs                                   765
                                                               --------
                                                               $26,265
                                                               ========

We have preliminarily allocated the purchase price as follows:

         Tangible Assets                                       $17,583
         Goodwill                                               10,462
         Covenant not to compete                                   250
         Assumed Liabilities                                   (2,030)
                                                               --------
                                                               $26,265
                                                               ========

PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated balance sheet:

     a) Cash payment to NSC for the purchase ($17,500) and payment of acquisition costs ($765).

     b) To reflect the effect of the indebtedness incurred as a result of the acquisition.

     c) To increase the value of tangible assets to fair market value based on a third party appraisal.

     d) To decrease the value of tangible assets to fair market value based on management's estimates.

     e)   To record the Non-Competition Agreement.

     f) To record as goodwill the excess of the purchase price over the net assets acquired from NSC.

     g) To eliminate the Note Payable to Related Party incurred by NSC which the Company did not assume.

     h) To record the mandatorily redeemable preferred stock issued in connection with the acquisition of NSC.

     i)   To eliminate the equity accounts of NSC.

                                MOBILE MINI, INC.
                         NOTES TO PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited consolidated statements of operations:

     (a) To amortize the non-competition agreement on a straight line basis over 5 years.

     (b) To increase depreciation for the increase in the containers and decrease in the vehicles and equipment carrying value to fair value.

     (c) To reflect the amortization of goodwill recorded in connection with the acquisition, calculated based on a 25 year life.

     (d) To eliminate the predecessor's interest expense related to debt not assumed, and record interest expense on debt issued or assumed in connection with the acquisition.

     (e) To record the estimated tax provision associated with the pro forma adjustments for the NSC acquisition and to record tax provision for NSC which was a limited liability company for income tax purposes for all periods prior to its acquisition by the Company. The effective income tax rate used was 40%.

     (f) To record dividends on the Series B Mandatorily Redeemable Preferred Stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MOBILE MINI, INC.
                                            (Registrant)




Date: July 14, 1999                                  By  /s/Larry Trachtenberg
      -------------                                  --------------------------
                                                     Larry Trachtenberg
                                                     Executive Vice President &
                                                     Chief Financial Officer